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                                                                   EXHIBIT 10.19

ADDENDUM 1

FISHER CANADA ("DISTRIBUTOR") ADDENDUM TO AGREEMENT BETWEEN CEPHEID ("SUPPLIER") AND FISHER SCIENTIFIC COMPANY L.L.C.

Note: It is the purpose of this Addendum to define contractual terms and conditions that differ from terms and conditions outlined in the Agreement between Cepheid and Fisher Scientific Company L.L.C., dated January 10, 2000, and that apply specifically to the contractual relationship between Fisher Canada ("Distributor") and Cepheid ("Supplier"). Any terms and conditions in the Agreement that are not specifically referenced or redefined in this Addendum are deemed to apply in the contractual relationship between the Distributor and the Supplier.

2. Distribution Rights. Supplier grants to Distributor the exclusive right to distribute the Products in Canada into the Life Science Research Market. Such rights shall be exclusive except for: (a) Supplier's reserved right to sell exclusively and directly to the end user customers listed in Exhibit B and (b) Supplier's right to make OEM sales of thermal cyclers, accessories and/or reaction tubes similar to Products which Supplier may sell and ship to a firm for resale under the firm's label.

2b. Exclusive Supplier. In the event that Supplier chooses to make OEM sales of thermal cyclers, accessories and/or reaction tubes, Distributor retains the right to distribute other systems capable of performing thermal cycling with real-time optical detection.

2c. Sales Targets; Loss of Exclusivity. Minimum sales target are for the Canadian market only. Failure of any other Fisher affiliate to meet sales minimums shall in no way affect this agreement between Distributor and Supplier. The Sales targets are as follows:

                           Year 1           Year 2
                           ------           ------
                           [***] units      [***] units

In lieu of the monthly reporting requirements defined in the Agreement between Cepheid and Fisher Scientific Company L.L.C., Distributor will provide to Supplier copies of each customer invoice, at the same time it is sent to the customer. Included will be customer address and phone number, contact name, unit serial number, net sales price, and ship date.

The quarterly forecast to be provided to the Supplier by the Distributor, as per the Agreement between Cepheid and Fisher Scientific Company L.L.C., shall be updated by the Distributor on a monthly, rolling quarter basis.

3. Product Price. The Product list prices and transfer prices to Distributor shall be as listed in Exhibit A. These prices shall be firm through December 31, 2001. Notice of price changes shall be sent to:

                  Marketing Department
                  Fisher Scientific Canada
                  112 Colonnade Road
                  Nepean, Ontario
                  K2E 7L6

4. Warranty. Intrinsically flawed and defective Products shall be returned by Distributor to the Supplier for full invoice credit plus shipping charges. Field retrofits and software upgrades necessary to provide for claimed system performance will be implemented in Distributor's stock and in Distributor's customers units at Supplier's expense.

[***] CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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The Supplier warrants that the Products will comply and be manufactured, packaged, labeled and shipped in compliance with all applicable federal, provincial and local laws, orders, regulations and standards (such as those of the Canadian Standards Association or equivalent)

5. Shipping. Products shall be shipped "F.O.B. Freight Collect" to Distributor's facilities as designated by Distributor. The Supplier shall use its best efforts to ship orders within 20 working days after order receipt; Distributor may cancel orders not shipped within 45 working days of order receipt. The Supplier shall provide blanket Free-Trade certificates in the form requested by Distributor prior to Distributor commencing the distribution of the products or on an annual basis and will be responsible for all assessments levied by Revenue Canada for improper certificates.

8. Term. After the three year contract term, this Agreement shall be in effect until terminated by either party with 90 days written notice to the other.

13. This Agreement shall be governed by and construed in accordance by the laws of the Province of Ontario if legal action is instituted by the Supplier or by the laws of California if legal action is instituted by Distributor.

14. Both parties agree that during the term of this agreement and for 1 year after termination (for whatever reason), neither party will hire nor attempt to hire one another's' employees with prior written consent of both parties.

The parties have executed this Agreement by their duly authorized representatives.


CEPHEID                                FISHER SCIENTIFIC LIMITED




/s/Thomas Gutshall                     /s/Signature Illegible, President
---------------------------            -----------------------------------

Cepheid Signature                      Fisher Scientific Limited Signature



11/27/00                               12/20/00
---------------------------            ---------------------------

Date                                                          Date

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EXHIBIT A

SMART CYCLER SYSTEM

Part#             Description                                 List Price                Fisher Price
-----             -----------                                 ----------                ------------
SC1000N1-1        Smart Cycler Starter System                 US$32,000                 [***]% of list
                  (includes one 16-site processing
                  block, accessory pack*, and
                  desk-top computer)

SC1000N3-1        Smart Cycler Processing Block               US$29,000                 [***]% of list
                  (one16-site processing block and
                  USB interface cable)

* Accessory pack includes 1 mini-centrifuge, four reaction tube racks, one cooling block, software and manual.

ACCESSORIES

Part#             Description                                 List Price                Fisher Price
-----             -----------                                 ----------                ------------
900-0020          Mini-centrifuge                             US$325.00                 [***]% of list

900-0027          Tube Racks                                  US$30.00                  [***]% of list

900-0028          Cooling Block                               US$85.00                  [***]% of list

REACTION TUBES

Part#             Description                                 List Price                Fisher Price
-----             -----------                                 ----------                ------------
900-003           1 Bag of 25 (mu)L Smart Cycler              US$30.00                  [***]% of list
                  Reaction Tubes (50 tubes/bag)

900-0004          1Bag of 100(mu)L Smart Cycler               US$30.00                  [***]% of list
                  Reaction Tubes (50 tubes/bag)

900-0022          1 Carton of 25(mu)L Smart Cycler            US$550.00                 [***]% of list
                  Reaction Tubes (20 bags of 50 tubes ea)

900-0023          1 Carton of 100(mu)L Smart Cycler           US$550.00                 [***]% of list
                  Reaction Tubes (20 bags of 50 tubes ea)

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EXHIBIT B

Canadian Biothreat Customers Excluded From The Fisher Canada Field (to be served exclusively by Cepheid)

[***]


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EXHIBIT C

Sales & Marketing Support - Respective Roles and Responsibilities of Distributor and Supplier (Canadian Distribution)

During the term of this agreement, Distributor shall use its reasonable best efforts to actively promote the Products of this agreement in Canada through its sales force (including Account Representatives, Sales Representatives and Instrument Specialists). Distributor shall support such sales at its own expense via the following activities:

     o Launch package/training material distributed to entire sales and customer service organization;

     o Train and support Customer Service Organization through dedicated Fisher Canada Product Trainer;

     o Provide the opportunity for Supplier to train sales force and Instrument Specialists in Canada on (i) Smart Cycler System, (ii) basics of Real-Time PCR, (iii) Lead qualification and (iv) directing of detailed technical questions;

     o Provide the opportunity for Supplier to train Instrument Specialists in Canada on (i) demonstrating the Smart Cycler system (ii) applications and software;

     o Provide opportunities for Supplier to provide formal follow-up training as agreed upon by the Distributor and Supplier;

     o Utilize its own Sales and Marketing Management resources as necessary to ensure that its sales force and Instrument Specialists, including new hires, have the necessary knowledge to effectively sell the Products. Informal follow-up training (including field based training) will be provided, as necessary, by the Distributor's Sales and Marketing Management

     o Half page advertisements in upcoming issues of Lab Solutions publication, according to the following schedule: 2001: 2 issues; 2002: 2 issues; 2003: 1 issue.

     o    Product information in "What's New" section of Distributor web-site

     o    Supplier added to supplier list for Distributor web-site

     o    Display Products at trade shows where appropriate

     o    Include products in Distributor Sponsored catalogues and literature

     o Provide sales commissions and other sales incentives as necessary to support Product sales.

During the term of this agreement, the following activities will also be undertaken by Supplier, as described below:

     o Supplier will have primary responsibility for providing technical support to customers for its products;

     o Supplier will provide Distributor with reasonable quantities of product and application literature at its own costs;

     o Supplier will provide Distributor with an electronic file of a Product Data Sheet to enable the Distributor to produce, at its own costs, a specific data sheet for the Canadian market;

     o Supplier will provide thirteen (13) copies of all operating manuals, brochures and accessories price lists concerning the servicing of each of the Products, free -of-charge, in a paper or electronic format as designated by Distributor

     o Supplier shall provide Distributor with demo unit(s), travel cases and accessories at an agreed transfer price which includes a $[***] charge for an extended 2 year warranty;

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     o    Supplier will provide 10 copies of demo software, when available, for sales force;

     o Supplier shall provide personnel to train Distributor sales force in Canada. Training will be provided at 2 to 3 levels to cover instrument specialists and general sales force. The maximum number of training sessions will be two per year.

     o Supplier shall provide a combined training and co-travel support in Canada to Distributor of at least 10 person days in year 1 and 15 person days in year 2 of this agreement.

In addition, Supplier may choose, at its own discretion and cost, to participate in the following activities:

     o    Attend and have a booth at Distributor's National Sales Meeting

     o    Participate in account specific vendor shows

     o    Co-travel with Distributor sales representatives

     o Advertise and exhibit in other publications and meetings, making reference to Distributor as the exclusive distributor in Canada.


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